Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2023

Jeffersonville, Indiana — October 31, 2023. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $8.2 million, or $1.19 per diluted share, for the year ended September 30, 2023 compared to net income of $15.4 million, or $2.15 per diluted share, for the year ended September 30, 2022. Excluding nonrecurring items, the Company reported net income of $12.7 million (non-GAAP measure)(1) and net income per diluted share of $1.85 (non-GAAP measure)(1) for the year ended September 30, 2023; compared to net income of $17.1 million (non-GAAP measure)(1) and net income per diluted share of $2.40 (non-GAAP measure)(1) for the year ended September 30, 2022.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “As we navigated the challenging environment for the banking industry during fiscal 2023, we focused on reducing balance sheet and operating inefficiencies, risks that could result in earnings volatility, and complexity of the organization, particularly in the fourth fiscal quarter. Many of these measures are highlighted below and quantified in the included table reconciling GAAP and non-GAAP financial measures. In addition to these repositioning measures, we focused on core banking; asset quality; selective high-quality lending; deposit growth; building the SBA lending pipeline; and improvement of liquidity, capital and interest rate sensitivity positions. We believe the measures taken will deliver shareholder value and we’ll continue to evaluate options that will further position the Company for future success.”

Recent Actions to Reduce Inefficiencies and Potential Earnings Volatility

•	In the June 2023 quarter ended, utilized gain on repurchase of subordinated debt as an opportunity to sell $78.5 million of available for sale securities that were yielding less than the marginal cost of funding.
•	In August 2023, converted the Bank’s data processing system to FIS Horizon.
•	In September 2023, entered into a letter of intent to sell the Bank’s residential mortgage servicing rights portfolio with a close anticipated for November 30, 2023.
•	In September 2023, dissolved First Savings Insurance Risk Management, Inc., the Company’s captive insurance subsidiary.
•	In October 2023, announced that the Bank will cease national originate-to-sell mortgage banking operations during the quarter ending December 31, 2023.

(1) Non-GAAP net income and net income per diluted share exclude certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Results of Operations for the Fiscal Years Ended September 30, 2023 and 2022

Net interest income increased $922,000, or 1.5%, to $61.6 million for the year ended September 30, 2023 as compared to the prior year. The increase in net interest income was due to a $32.0 million increase in interest income, partially offset by a $31.1 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $385.8 million, from $1.67 billion for 2022 to $2.05 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.35% for 2022 to 5.13% for 2023. The increase in the average balance of interest-earning assets was primarily due to an increase in the average balance of loans of $322.9 million and an increase in the average balance of investment securities of $67.2 million. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $390.6 million, from $1.32 billion for 2022 to $1.71 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 0.78% for 2022 to 2.44% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates paid for FHLB borrowings, brokered deposits, and money market deposit accounts primarily as a result of increased market interest rates and a $91.4 million migration of deposit balances from noninterest-bearing to interest-bearing.

The Company recognized a provision for loan losses of $2.6 million for the year ended September 30, 2023 due primarily to loan portfolio growth, compared to a provision for loan losses of $1.9 million for the prior year. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $3.1 million from $10.9 million at September 30, 2022 to $13.9 million at September 30, 2023. The Company recognized net charge-offs of $1.1 million for the year ended September 30, 2023, of which $873,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $849,000 in 2022, of which $733,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $25.9 million for the year ended September 30, 2023 as compared to the prior year. The decrease was due primarily to a $24.0 million decrease in mortgage banking income in 2023 compared to the same period in 2022. The decrease in mortgage banking income was primarily due to lower origination and sales volume in 2023 compared to 2022. Mortgage loans originated for sale were $587.7 million in the year ended September 30, 2023 as compared to $1.61 billion for the prior year.

Noninterest expense decreased $16.5 million for the year ended September 30, 2023 as compared to the prior year. The decrease was due primarily to a decrease in compensation and benefits and professional fees of $17.3 million and $3.7 million, respectively, partially offset by a $2.2 million increase in data processing expense. The decrease in compensation and benefits expense was due primarily to a reduction in staff and incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking volume. The decrease in professional fees was due primarily to a $2.0 million consulting fee incurred in 2022 in connection with negotiating a new core processing contract. The increase in data processing expense is primarily due to one-time charges totaling $1.4 million in connection with the conversion of the Bank’s data processing system.

The Company recognized income tax expense of $10,000 for the year ended September 30, 2023 compared to income tax expense of $1.9 million for the prior year. The effective tax rate for the 2023 period was 0.1% as compared to 11.1% for 2022. The decrease in the effective tax rate in 2023 was primarily due to the recognition of investment tax credits related to solar projects in 2023 and lower pre-tax income in 2023 as compared to 2022. The lower pre-tax income for 2023 is due primarily to losses incurred for mortgage banking operations, professional fees related to mortgage banking loss contingencies, and expenses related to the conversion of the Bank’s data processing system.

Results of Operations for the Three Months Ended September 30, 2023 and 2022

The Company reported a net loss of $747,000, or $0.11 per diluted share, for the three months ended September 30, 2023 compared to net income of $1.4 million, or $0.20 per diluted share, for the three months ended September 30, 2022. Excluding nonrecurring items, the Company reported net income of $2.8 million (non-GAAP measure)(1) and net income per diluted share of $0.41 (non-GAAP measure)(1) for the three months ended September 30, 2023; compared to net income of $3.1 million (non-GAAP measure)(1) and net income per diluted share of $0.44 (non-GAAP measure)(1) for the three months ended September 30, 2022.

Net interest income decreased $1.3 million, or 7.7%, to $15.5 million for the three months ended September 30, 2023 as compared to the same period 2022. The decrease in net interest income was due to an $8.3 million increase in interest expense, partially offset by a $7.0 million increase in interest income. Interest income increased due to an increase in the average balance of interest-earning assets of $257.0 million, from $1.85 billion for 2022 to $2.11 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.64% for 2022 to 5.42% for 2023. The increase in the average balance of interest-earning assets was primarily due to increases in the average balance of loans $317.6 million, partially offset by a decrease in the average balance of investment securities of $58.9 million. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $311.5 million, from $1.48 billion for 2022 to $1.79 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 1.12% for 2022 to 2.82% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates for FHLB borrowings, brokered deposits, and money market deposit accounts as a result of increased market interest rates.

The Company recognized a provision for loan losses of $815,000 for the three months ended September 30, 2023, compared to $880,000 for the same period in 2022. The Company recognized net charge-offs of $753,000 for the three months ended September 30, 2023, of which $609,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $500,000 in 2022, of which $404,000 was related to unguaranteed portions of SBA loans.

Noninterest income increased $911,000 for the three months ended September 30, 2023 as compared to the same period in 2022. The increase was due primarily to an increases in mortgage banking income of $772,000. The increase in mortgage banking income was primarily due to higher origination, sales volume, and gain on sale margins in the 2023 period compared to 2022. Mortgage loans originated for sale were $195.5 million in the three months ended September 30, 2023 as compared to $186.0 million in the same period in 2022.

Noninterest expense increased $2.1 million for the three months ended September 30, 2023 as compared to the same period in 2022. The increase was due primarily to increases in other operating expense and data processing of $2.7 million and $1.4 million, respectively, partially offset by a decrease of $2.6 million in professional fees. The increase in other operating expense was primarily due to SBA-guaranteed loan contingencies and mortgage banking loss contingencies, including related professional fees, of $1.0 million and $1.6 million, respectively, during the three months ended September 30, 2023. The increase in data processing expense is primarily due to one-time charges totaling $1.3 million in connection with the conversion of the Bank’s data processing system. The decrease in professional fees was primarily due to a $2.0 million consulting fee incurred in the 2022 period in connection with negotiating the new data processing contract.

The Company recognized income tax benefit of $737,000 for the three months ended September 30, 2023 compared to tax benefit of $446,000 for the same period in 2022. The increase in the income tax benefit was primarily due to the recognition of investment tax credits related to solar projects in 2023 and a pre-tax loss in 2023 compared to pre-tax income in 2022.

Comparison of Financial Condition at September 30, 2023 and September 30, 2022

Total assets increased $195.1 million, from $2.09 billion at September 30, 2022 to $2.29 billion at September 30, 2023. Net loans held for investment increased $295.7 million during the year ended September 30, 2023 due primarily to growth in residential mortgage and single-tenant net lease commercial real estate loans. Available-for-sale securities decreased $88.8 million during the year ended September 30, 2023 due primarily to the sale of $78.5 million of securities in June 2023 and scheduled amortization and maturities. The proceeds from which were used to repay brokered deposits and FHLB borrowings.

Total liabilities increased $195.7 million due primarily to increases in total deposits and FHLB borrowings of $172.5 million and $55.9 million, respectively, partially offset by a $39.8 million decrease in other borrowings primarily due to the reversal of secured borrowings recorded at September 30, 2022. The increase in total deposits was due primarily increases in brokered deposits, money market deposit accounts, retail time deposits, and interest-bearing checking of $145.8 million, $85.5 million, $41.1 million and $21.6 million, respective, partially offset by decreases in noninterest-bearing deposits and savings accounts of $91.4 million and $30.1 million, respectively. The increases in deposits and FHLB borrowings were primarily used to fund loan growth. As of September 30, 2023, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 27.5% of total deposits and excluding public funds insured by the Indiana Public Deposit Insurance Fund, uninsured deposits totaled 12.8% of total deposits.

Common stockholders’ equity decreased $584,000, from $151.6 million at September 30, 2022 to $151.0 million at September 30, 2023, due primarily to a $2.6 million increase in treasury stock and an increase in accumulated other comprehensive loss of $2.5 million, partially offset by an increase in retained net income of $4.4 million. The increase in treasury stock was due to the repurchase of 124,710 of Company common shares during the year ended September 30, 2023. The increase in accumulated other comprehensive loss was primarily due to increasing long term market interest rates during the year ended September 30, 2023, which resulted in a decrease in the fair value of the available-for-sale securities portfolio. At September 30, 2023 and September 30, 2022, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	Three Months Ended		Years Ended
OPERATING DATA:	September 30,		September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Total interest income	$28,137	$21,152	$103,229	$71,194
Total interest expense	12,601	4,327	41,655	10,542

Net interest income	15,536	16,825	61,574	60,652
Provision for loan losses	815	880	2,612	1,908

Net interest income after provision for loan losses	14,721	15,945	58,962	58,744

Total noninterest income	5,442	4,531	25,342	51,227
Total noninterest expense	21,647	19,514	76,122	92,662

Income (loss) before income taxes	(1,484)	962	8,182	17,309
Income tax expense (benefit)	(737)	(446)	10	1,923

Net income (loss)	$(747)	$1,408	$8,172	$15,386

Net income (loss) per share, basic	$(0.11)	$0.20	$1.19	$2.18
Weighted average shares outstanding, basic	6,817,365	6,988,873	6,848,311	7,058,550

Net income (loss) per share, diluted	$(0.11)	$0.20	$1.19	$2.15
Weighted average shares outstanding, diluted	6,837,919	7,056,138	6,880,072	7,141,846

Performance ratios (annualized)
Return on average assets	(0.13)%	0.28%	0.37%	0.83%
Return on average equity	(1.82)%	3.30%	5.04%	8.65%
Return on average common stockholders' equity	(1.82)%	3.30%	5.04%	8.65%
Net interest margin (tax equivalent basis)	3.03%	3.75%	3.10%	3.72%
Efficiency ratio	103.19%	91.37%	87.58%	82.82%

			QTD		FYTD
FINANCIAL CONDITION DATA:	September 30,	June 30,	Increase	September 30,	Increase
(In thousands, except per share data)	2023	2023	(Decrease)	2022	(Decrease)
Total assets	$2,288,854	$2,260,421	$28,433	$2,093,725	$195,129
Cash and cash equivalents	30,845	42,475	(11,630)	41,665	(10,820)
Investment securities	229,039	249,788	(20,749)	318,075	(89,036)
Loans held for sale	45,855	63,142	(17,287)	60,462	(14,607)
Gross loans	1,787,143	1,708,127	79,016	1,489,904	297,239
Allowance for loan losses	16,900	16,838	62	15,360	1,540
Interest earning assets	2,083,397	2,048,891	34,506	1,898,051	185,346
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	561	614	(53)	775	(214)
Loan servicing rights	62,819	64,139	(1,320)	67,194	(4,375)
Noninterest-bearing deposits	248,759	315,602	(66,843)	340,172	(91,413)
Interest-bearing deposits (1)	1,439,557	1,344,163	95,394	1,175,662	263,895
Federal Home Loan Bank borrowings	363,183	345,000	18,183	307,303	55,880
Subordinated debt and other borrowings	48,444	48,387	57	88,206	(39,762)
Total liabilities	2,137,873	2,095,353	42,520	1,942,160	195,713
Accumulated other comprehensive loss	(29,587)	(17,565)	(12,022)	(27,079)	(2,508)
Stockholders' equity	150,981	165,068	(14,087)	151,565	(584)

Book value per share	$21.99	$24.04	$(2.06)	$21.74	$0.25
Tangible book value per share (2)	20.47	22.52	(2.05)	20.22	0.25

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,091	$5,753	$(662)	$5,474	$(383)
Nonaccrual loans	8,857	5,954	2,903	5,382	3,475
Total nonaccrual loans	$13,948	$11,707	$2,241	$10,856	$3,092
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	13,948	11,707	2,241	10,856	3,092
Foreclosed real estate	474	30	444	-	474
Troubled debt restructurings classified as performing loans	1,266	2,373	(1,107)	2,714	(1,448)
Total non-performing assets	$15,688	$14,110	$1,578	$13,570	$2,118

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	0.95%	0.99%	(0.04)%	1.03%	(0.08)%
Allowance for loan losses as a percent of nonperforming loans	121.16%	143.83%	(22.66)%	141.49%	(20.32)%
Nonperforming loans as a percent of total gross loans	0.78%	0.69%	0.10%	0.73%	0.05%
Nonperforming assets as a percent of total assets	0.69%	0.62%	0.06%	0.65%	0.04%

(1) Includes $438.3, $414.2 million and $292.5 million of brokered certificates of deposit at September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

(2) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Year Ended
Net Income	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Net income (loss) attributable to the Company (non-GAAP)	$2,824	$3,137	$12,731	$17,115
Plus: Gain from repurchase of subordinated debt, net of tax effect	-	-	513	-
Less: Net loss on sales of available for sale securities and time deposits, net of tax effect	-	-	(429)	-
Less: Data processing contract consulting, net of tax effect	-	(1,575)	-	(1,575)
Less: Data processing system conversion, net of tax effect	(979)	-	(1,119)	-
Less: MSR valuation allowance for intended sale, net of tax effect	(598)	-	(598)	-
Less: SBA-guaranteed loan contingency, net of tax effect	(779)	(154)	(1,160)	(154)
Less: Mortgage banking loss contingencies, net of tax effect	(296)	-	(847)	-
Less: Professional fees related to mortgage banking loss contingencies, net of tax effect	(919)	-	(919)	-
Net income (loss) attributable to the Company (GAAP)	$(747)	$1,408	$8,172	$15,386

	Three Months Ended		Year Ended
	September 30,		September 30,
Net Income per Share, Diluted	2023	2022	2023	2022
Net income (loss) per share, diluted (non-GAAP)	$0.41	$0.44	$1.85	$2.40
Plus: Gain from repurchase of subordinated debt, net of tax effect	-	-	0.07	-
Less: Net loss on sales of available for sale securities and time deposits, net of tax effect	-	-	(0.06)	-
Less: Data processing contract consulting, net of tax effect	-	(0.22)	-	(0.22)
Less: Data processing system conversion, net of tax effect	(0.14)	-	(0.16)	-
Less: MSR valuation allowance for intended sale, net of tax effect	(0.09)	-	(0.09)	-
Less: SBA-guaranteed loan contingency, net of tax effect	(0.11)	(0.02)	(0.17)	(0.02)
Less: Mortgage banking loss contingencies, net of tax effect	(0.05)	-	(0.12)	-
Less: Professional fees related to mortgage banking loss contingencies, net of tax effect	(0.13)	-	(0.13)	-
Net income (loss) per share, diluted (GAAP)	$(0.11)	$0.20	$1.19	$2.16

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED) (CONTINUED):

Efficiency Ratio	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Net interest income (GAAP)	$15,536	$16,825	$61,574	$60,652

Noninterest income (GAAP)	5,442	4,531	25,342	51,227

Noninterest expense (GAAP)	21,647	19,514	76,122	92,662

Efficiency ratio (GAAP)	103.19%	91.37%	87.58%	82.82%

Net interest income (GAAP)	$15,536	$16,825	$61,574	$60,652

Noninterest income (GAAP)	5,442	4,531	25,342	51,227
Plus: Gain from repurchase of subordinated debt	-	-	660	-
Less: Net loss on sales of available for sale securities and time deposits	-	-	(551)	-
Noninterest income (Non-GAAP)	5,442	4,531	25,451	51,227

Noninterest expense (GAAP)	21,647	19,514	76,122	92,662
Less: Data processing contract consulting	-	(2,017)	-	(2,017)
Less: Data processing system conversion	(1,259)	-	(1,439)	-
Less: MSR valuation allowance for intended sale	(769)	-	(769)	-
Less: SBA-guaranteed loan contingency	(1,001)	(197)	(1,491)	(197)
Less: Mortgage banking loss contingencies	(380)	-	(1,089)	-
Less: Professional fees related to mortgage banking loss contingencies	(1,181)	-	(1,181)	-
Noninterest expense (non-GAAP)	$17,057	$17,300	$70,153	$90,448

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	81.31%	81.01%	80.61%	80.84%

			QTD		FYTD
Tangible Book Value Per Share	September 30,	June 30,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2023	2023	(Decrease)	2022	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$150,981	$165,068	$(14,087)	$151,565	$(584)
Less: goodwill and core deposit intangibles	(10,409)	(10,462)	53	(10,623)	214
Tangible equity (non-GAAP)	$140,572	$154,606	(14,034)	$140,942	(370)

Outstanding common shares	6,867,121	6,865,921	1,200	6,970,631	(103,510)

Tangible book value per share (non-GAAP)	$20.47	$22.52	$(2.05)	$20.22	$0.25

Book value per share (GAAP)	$21.99	$24.04	$(2.06)	$21.74	$0.25

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2023	2023	2023	2022	2022
Total cash and cash equivalents	$30,845	$42,475	$41,810	$38,278	$41,665
Total investment securities	229,039	249,788	336,317	330,683	318,075
Total loans held for sale	45,855	63,142	48,783	44,281	60,462
Total loans, net of allowance for loan losses	1,770,243	1,691,289	1,598,440	1,582,940	1,474,544
Loan servicing rights	62,819	64,139	65,045	65,598	67,194
Total assets	2,288,854	2,260,421	2,239,606	2,196,919	2,093,725

Retail deposits	$1,249,997	$1,245,534	$1,206,154	$1,211,677	$1,223,330
Brokered deposits	438,319	414,231	336,728	326,164	292,504
Total deposits	1,688,316	1,659,765	1,542,882	1,537,841	1,515,834
Federal Home Loan Bank borrowings	363,183	345,000	437,795	377,643	307,303

Common stock and additional paid-in capital	$27,064	$27,518	$27,443	$27,425	$26,848
Retained earnings - substantially restricted	166,306	168,015	166,652	163,890	161,927
Accumulated other comprehensive income (loss)	(29,587)	(17,565)	(14,199)	(19,000)	(27,079)
Unearned stock compensation	(1,015)	(1,113)	(1,211)	(1,361)	(969)
Less treasury stock, at cost	(11,787)	(11,787)	(11,787)	(10,810)	(9,162)
Total stockholders' equity	$150,981	$165,068	$166,898	$160,144	$151,565

Outstanding common shares	6,867,121	6,865,921	6,865,921	6,917,921	6,970,631

	Three Months Ended
Summarized Consolidated Statements of Income	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2023	2023	2023	2022	2022
Total interest income	$28,137	$26,798	$24,811	$23,483	$21,152
Total interest expense	12,601	11,933	9,899	7,222	4,327
Net interest income	15,536	14,865	14,912	16,261	16,825
Provision for loan losses	815	441	372	984	880
Net interest income after provision for loan losses	14,721	14,424	14,540	15,277	15,945

Total noninterest income	5,442	7,196	7,516	5,188	4,531
Total noninterest expense	21,647	18,965	17,999	17,511	19,514
Income (loss) before income taxes	(1,484)	2,655	4,057	2,954	962
Income tax expense (benefit)	(737)	331	333	83	(446)
Net income (loss)	$(747)	$2,324	$3,724	$2,871	$1,408

Net income (loss) per share, basic	$(0.11)	$0.34	$0.54	$0.42	$0.20
Weighted average shares outstanding, basic	6,817,365	6,816,608	6,842,897	6,915,909	6,988,873

Net income (loss) per share, diluted	$(0.11)	$0.34	$0.54	$0.41	$0.20
Weighted average shares outstanding, diluted	6,837,919	6,819,748	6,881,496	6,972,055	7,056,138

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Performance Ratios (Annualized)	2023	2023	2023	2022	2022
Return on average assets	(0.13)%	0.41%	0.68%	0.54%	0.28%
Return on average equity	(1.82)%	5.60%	9.15%	7.50%	3.30%
Return on average common stockholders' equity	(1.82)%	5.60%	9.15%	7.50%	3.30%
Net interest margin (tax equivalent basis)	3.03%	2.94%	3.06%	3.41%	3.75%
Efficiency ratio	103.19%	85.97%	80.25%	81.64%	91.37%

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Asset Quality Ratios	2023	2023	2023	2022	2022
Nonperforming loans as a percentage of total loans	0.78%	0.69%	0.77%	0.72%	0.73%
Nonperforming assets as a percentage of total assets	0.69%	0.62%	0.67%	0.64%	0.65%
Allowance for loan losses as a percentage of total loans	0.95%	0.99%	1.02%	1.01%	1.03%
Allowance for loan losses as a percentage of nonperforming loans	121.16%	143.83%	132.20%	139.55%	141.49%
Net charge-offs to average outstanding loans	0.04%	0.00%	0.00%	0.02%	0.03%

	Three Months Ended
Segmented Statements of Income Information	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2023	2023	2023	2022	2022
Core Banking Segment:
Net interest income	$14,167	$13,407	$13,632	$15,008	$14,994
Provision for loan losses	1,266	880	422	701	769
Net interest income after provision for loan losses	12,901	12,527	13,210	14,307	14,225
Noninterest income	2,136	1,965	1,733	1,928	1,808
Noninterest expense	13,559	11,010	10,651	9,797	10,499
Income before income taxes	1,478	3,482	4,292	6,438	5,534
Income tax expense	3	561	401	946	735
Net income	$1,475	$2,921	$3,891	$5,492	$4,799

SBA Lending Segment (Q2):
Net interest income	$990	$1,098	$1,093	$995	$1,182
Provision (credit) for loan losses	(451)	(439)	(50)	283	111
Net interest income after provision (credit) for loan losses	1,441	1,537	1,143	712	1,071
Noninterest income	367	580	1,636	754	480
Noninterest expense	2,907	2,107	2,662	1,924	1,891
Income (loss) before income taxes	(1,099)	10	117	(458)	(340)
Income tax expense (benefit)	(273)	(21)	20	(107)	(123)
Net income (loss)	$(826)	$31	$97	$(351)	$(217)

Mortgage Banking Segment:
Net interest income	$379	$360	$187	$258	$649
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	379	360	187	258	649
Noninterest income	2,939	4,651	4,147	2,506	2,243
Noninterest expense	5,181	5,848	4,686	5,790	7,124
Loss before income taxes	(1,863)	(837)	(352)	(3,026)	(4,232)
Income tax benefit	(467)	(209)	(88)	(756)	(1,058)
Net loss	$(1,396)	$(628)	$(264)	$(2,270)	$(3,174)

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2023	2023	2023	2022	2022
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.22	$0.43	$0.57	$0.80	$0.68
Net income (loss) per share, basic - SBA Lending (Q2)	(0.12)	-	0.01	(0.05)	(0.03)
Net income (loss) per share, basic - Mortgage Banking	(0.21)	(0.09)	(0.04)	(0.33)	(0.45)
Total net income (loss) per share, basic	$(0.11)	$0.34	$0.54	$0.42	$0.20

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.22	$0.43	$0.57	$0.79	$0.68
Net income (loss) per share, diluted - SBA Lending (Q2)	(0.12)	-	0.01	(0.05)	(0.03)
Net income (loss) per share, diluted - Mortgage Banking	(0.21)	(0.09)	(0.04)	(0.33)	(0.45)
Total net income (loss) per share, diluted	$(0.11)	$0.34	$0.54	$0.41	$0.20

Return on Average Assets by Segment (annualized)
Core Banking	0.28%	0.61%	0.85%	1.17%	1.08%
SBA Lending	(3.81)%	0.15%	0.42%	(1.38)%	(0.85)%
Mortgage Banking	(6.31)%	(2.24)%	(1.14)%	(9.31)%	(9.44)%

Efficiency Ratio by Segment (annualized)
Core Banking	83.17%	71.62%	69.32%	57.85%	62.49%
SBA Lending	214.22%	125.57%	97.54%	110.01%	113.78%
Mortgage Banking	156.15%	116.70%	108.12%	209.48%	246.33%

	Three Months Ended
Noninterest Expense Detail by Segment	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2023	2023	2023	2022	2022
Core Banking Segment:
Compensation (3)	$6,528	$4,978	$5,578	$5,275	$4,444
Occupancy	1,418	1,738	1,401	1,443	1,374
Advertising	404	334	298	213	272
Other	5,209	3,960	3,374	2,866	4,409
Total Noninterest Expense	$13,559	$11,010	$10,651	$9,797	$10,499

SBA Lending Segment (Q2):
Compensation	$1,533	$1,803	$1,800	$1,622	$1,690
Occupancy	68	70	70	54	41
Advertising	10	11	8	2	8
Other	1,296	223	784	246	152
Total Noninterest Expense	$2,907	$2,107	$2,662	$1,924	$1,891

Mortgage Banking Segment:
Compensation (3)	$3,647	$4,357	$3,029	$3,788	$5,091
Occupancy	395	469	449	363	491
Advertising	129	191	213	203	319
Other	1,010	831	995	1,436	1,223
Total Noninterest Expense	$5,181	$5,848	$4,686	$5,790	$7,124

(3) Compensation includes increases for Core Banking and corresponding decreases for Mortgage Banking segment that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$1,516	$1,440	$1,328	$1,192	$945

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Mortgage Banking Noninterest Expense Fixed vs. Variable	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2023	2023	2023	2022	2022
Noninterest Expense - Fixed Expenses	$3,467	$3,715	$3,513	$4,561	$5,724
Noninterest Expense - Variable Expenses (4)	1,714	2,133	1,173	1,229	1,400
Total Noninterest Expense	$5,181	$5,848	$4,686	$5,790	$7,124

	Three Months Ended
SBA Lending (Q2) Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2023	2023	2023	2022	2022
Final funded loans guaranteed portion sold, SBA	$8,431	$7,721	$15,337	$11,293	$3,772

Gross gain on sales of loans, SBA	$809	$780	$1,293	$936	$393
Weighted average gross gain on sales of loans, SBA	9.60%	10.10%	8.43%	8.29%	10.42%

Net gain on sales of loans, SBA (5)	$538	$497	$907	$775	$249
Weighted average net gain on sales of loans, SBA	6.38%	6.44%	5.91%	6.86%	6.60%

	Three Months Ended
Mortgage Banking Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2023	2023	2023	2022	2022
Mortgage originations for sale in the secondary market	$195,469	$199,601	$115,011	$77,605	$185,981

Mortgage sales	$220,609	$185,557	$99,711	$96,177	$241,804

Gross gain on sales of loans, mortgage banking (6)	$3,304	$3,570	$2,308	$1,217	$2,630
Weighted average gross gain on sales of loans, mortgage banking	1.50%	1.92%	2.31%	1.27%	1.09%

Mortgage banking income (7)	$3,018	$4,668	$4,149	$2,496	$2,246

(4) Variable expenses include incentive compensation and advertising expenses.

(5) Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

(6) Inclusive of gains on capitalized mortgage servicing rights, realized hedging gains and loan fees, and net of lender credits and other investor expenses.

(7) Inclusive of loan fees, servicing income, gains or losses on mortgage servicing rights, fair value adjustments and gains or losses on derivative instruments, and net of lender credits and other investor expenses.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2023	2023	2023	2022	2022
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$21,631	$20,661	$27,649	$19,379	$28,318
Loans	1,796,749	1,719,733	1,621,147	1,583,182	1,479,167
Investment securities - taxable	105,393	109,319	110,373	111,936	94,836
Investment securities - nontaxable	160,829	234,118	242,530	241,504	230,312
FRB and FHLB stock	24,939	24,509	23,289	20,063	19,890
Total interest-earning assets	$2,109,541	$2,108,340	$2,024,988	$1,976,064	$1,852,523

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$266	$267	$192	$144	$97
Loans	25,214	23,279	21,339	20,222	18,029
Investment securities - taxable	969	984	957	955	740
Investment securities - nontaxable	1,695	2,456	2,533	2,505	2,352
FRB and FHLB stock	428	423	364	220	265
Total interest income (tax equivalent basis)	$28,572	$27,409	$25,385	$24,046	$21,483

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	4.92%	5.17%	2.78%	2.97%	1.37%
Loans	5.61%	5.41%	5.27%	5.11%	4.88%
Investment securities - taxable	3.68%	3.60%	3.47%	3.41%	3.12%
Investment securities - nontaxable	4.22%	4.20%	4.18%	4.15%	4.08%
FRB and FHLB stock	6.86%	6.90%	6.25%	4.39%	5.33%
Total interest-earning assets	5.42%	5.20%	5.01%	4.87%	4.64%

Interest-bearing liabilities
Interest-bearing deposits	$1,385,994	$1,278,776	$1,251,080	$1,213,419	$1,125,659
Fed funds purchased	76	11	-	-	-
Federal Home Loan Bank borrowings	353,890	434,182	374,593	311,146	301,027
Subordinated debt and other borrowings	48,406	49,339	50,293	88,304	50,179
Total interest-bearing liabilities	$1,788,366	$1,762,308	$1,675,966	$1,612,869	$1,476,865

Interest expense:
Interest-bearing deposits	$9,457	$7,791	$6,265	$4,158	$2,306
Repurchase agreements	-	-	-	-	-
Fed funds purchased	1	-	-	-	-
Federal Home Loan Bank borrowings	2,459	3,446	2,915	1,919	1,111
Subordinated debt and other borrowings	684	696	719	1,145	714
Total interest expense	$12,601	$11,933	$9,899	$7,222	$4,131

Weighted average cost (annualized):
Interest-bearing deposits	2.73%	2.44%	2.00%	1.37%	0.82%
Fed funds purchased	5.26%	0.00%	0.00%	0.00%	0.00%
Federal Home Loan Bank borrowings	2.78%	3.17%	3.11%	2.47%	1.48%
Subordinated debt and other borrowings	5.65%	5.64%	5.72%	5.19%	5.69%
Total interest-bearing liabilities	2.82%	2.71%	2.36%	1.79%	1.12%

Net interest income (taxable equivalent basis)	$15,971	$15,476	$15,486	$16,824	$17,352
Less: taxable equivalent adjustment	(435)	(611)	(574)	(563)	(527)
Net interest income	$15,536	$14,865	$14,912	$16,261	$16,825

Interest rate spread (tax equivalent basis, annualized)	2.60%	2.49%	2.65%	3.08%	3.52%

Net interest margin (tax equivalent basis, annualized)	3.03%	2.94%	3.06%	3.41%	3.75%